EXHIBIT 99.3

True Nature Holding Creates Divisional Structure;

Retail Operations, Compounding Production and Technology & IP

ATLANTA, GA / ACCESSWIRE / November 2, 2016 / True Nature Holding, Inc. (OTCQB: TNTY) (the “Company”) announced that it expects to create three (3) operating subsidiaries to hold its planned acquisitions, while maintaining its current holding company structure for the publicly held entity. All of the new subsidiaries are expected to be wholly owned, single member LLC’s, controlled and managed by the public company.

“The plan to roll-up compounding pharmacy businesses is straight forward, though when you consider how the business operates, you realize there are really three (3) distinct activities,” explained Mack Leath, Secretary, Board Member and Interim President.

He continued, “While you have a business that produces specialized formulations of pharmaceuticals working on each individual’s orders, there is also a ‘front office’ that must create the order flow, and set of technologies, in this case the formulations themselves, as well as any novel delivery approaches for the medications. This set of operating entities is designed to maximize the efficiency, and shareholder value of each of those activities.”

The Company expects to create three (3) wholly owned subsidiaries to hold its operations. The first, expected to be named “TN Retail, LLC” would hold its retail storefront operations which would provide both conventional pharmacy products, as well as unique compounding based solutions. The store would focus on “healthy, holistic and natural solutions,” along the lines of a “Whole Foods of Pharmacy”-like marketing approach which would become the “feeder system” for sale to our expected compounding production facilities.

The second anticipated separate subsidiary would be for its compounding pharmacy, back office production and central fill operations and is expected to be named “TN Compounding, LLC”. This would be a 503a licensed operation initially, though management envisions a network of these facilities located regionally. It may consider a 503b licensed operation to accommodate the ability to provide both sterile and non-sterile products, including products for stocking inventory at medical offices and hospitals.

Lastly, the Company expects to acquire unique related technologies, including a growing library of specialized formulations. Many of these formulations are expected to be unique to its operations, and some it expects to either license to others for mass market distribution, or it may produce for stocking inventory at a 503b qualified facility. The entity is expected to be named “TN Technologies, LLC” and will hold those intellectual property assets, as well as other novel new approaches it may engage in, directly, or under a license granted from the holders.

The management is currently evaluating a number of acquisitions that will meet its stated mission, including a number of technologies that may have application across the industry, well past the Company’s own operations, including a new approach for transdermal transfer of medicines using nano-tech bonding approaches, a CDB delivery system, and a possible encapsulation approach, not previously found in the compounding arena. “All of these are “futures”, and while they may represent interesting investments, they are all longer term projects,” said Leath.

The Mission of True Nature Holdings, Inc.
Our mission, guided by competent and ethical business practices, is to unlock the potential of the compounding pharmacy industry to improve human and animal health, serve unmet patient needs, elevate the dignity of skilled pharmacists, and build shareholder value through the delivery of quality, cost effective, and innovative healthcare products and pharmaceuticals to the world.

Our vision: To become globally recognized for our best practices focused on driving quality, efficiency, and sustainability in the compounding pharmaceutical industry, natural solutions for healthy living, and novel approaches for delivery of these solutions.

Statement Under the Private Securities Litigation Reform Act
As contemplated by the provisions of the Safe Harbor section of the Private Securities Litigation Reform Act of 1995, this news release contains forward-looking statements pertaining to future, anticipated, or projected plans, performances and developments, as well as other statements relating to future operations. All such forward-looking statements are necessarily only estimates or predictions of future results or events and there can be no assurance that actual results or events will not materially differ from expectations. Further information on potential factors that could affect True Nature Holding, Inc. is included in the Company's filings with the Securities and Exchange Commission. We expressly disclaim any intent or obligation to update any forward-looking statements.

To learn more about the Company, go to www.truenaturepharma.com.

Contact Information:
Mack Leath, 404-254-6980
contact@truenaturepharma.com